EXHIBIT 32.1

SECTION 906 CERTIFICATION OF

PRINCIPAL EXECUTIVE OFFICER

OF GRIDIRON BIONUTRIENTS, INC.

In connection with the accompanying Annual Report on Form 10-K of GridIron BioNutrients, Inc. for the year ended August 31, 2021, the undersigned, Jeffery J. Kraws, President of GridIron BioNutrients, Inc., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Annual Report on Form 10-K for the year ended August 31, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)

the information contained in such Annual Report on Form 10-K for the year ended August 31, 2021 fairly presents, in all material respects, the financial condition and results of operations of GridIron BioNutrients, Inc.

Date: December 10, 2021	/s/ Jeffery J. Kraws
Jeffery J. Kraws
President and director (principal executive officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appeared in typed form within the electronic version of this written statement has been provided to the company and will be retained by the company and furnished to the Securities and Exchange Commission or its staff upon request.